Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Novavax, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to Be Carried Forward
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	456(o)	$500,000,000	—	$500,000,000	0.0001102	$55,100.00
Fees Previously Paid	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—
	Total Offering Amounts							$55,100.00 (1)
	Total Fees Previously Paid							—
	Total Fee Offsets							27,217.05
	Net Fee Due							$27,882.95

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fees Offset Claims	—	—	—	—	—	—	—	—	—	—	—
Fees Offset Sources	—	—	—	—	—	—	—	—	—	—	—
Rule 457(p)
Fee Offset Claims	Novavax, Inc.	424(b)(5)	333-237094 (1)	June 15, 2021		$27,217.05	Common Stock, par value $0.01 per share	Common Stock, par value $0.01 per share	(1)	$249,468,915
Fees Offset Sources	Novavax, Inc.	424(b)(5)	333-237094 (1)		June 15, 2021						$27,217.05

(1)	On June 15, 2021, the registrant registered $500,000,000 of shares of its common stock, par value $0.01 per share (the “Common Stock”), pursuant to a prospectus supplement (the “Initial Prospectus Supplement”) to its Registration Statement on Form S-3 (File No. 333-237094), which was filed with the Securities and Exchange Commission (the “SEC”) and became automatically effective on March 11, 2020 (the “Prior Registration Statement”), relating to its then current “at-the-market” program. In connection with the filing of the Initial Prospectus Supplement, the registrant made a contemporaneous fee payment in the amount of $49,942.43 and applied a fee of $4,607.57 previously paid relating to $42,232,493.20 of unsold shares of Common Stock pursuant to Rule 457(p) under the Securities Act of 1933, as amended (the “Securities Act”), which remained unsold under a prospectus supplement, dated January 22, 2021, to the Prior Registration Statement. On February 28, 2023, the registrant registered, pursuant to Rule 415(a)(6) under the Securities Act, $318,302,998 of unsold shares of Common Stock (the “Prior Unsold Securities”) previously registered pursuant to the Initial Prospectus Supplement pursuant to its Registration Statement on Form S-3 (File No. 333-270137), which was filed with the SEC and became immediately effective on February 28, 2023 (the “Current Registration Statement”). Pursuant to Rule 415(a)(6), the offering of the Prior Unsold Securities under the Prior Registration Statement was deemed terminated as of the effectiveness of the Current Registration Statement. As of the date of this offering, $249,468,915 of the Prior Unsold Securities (the “Current Unsold Securities”) remain unsold pursuant to the Current Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the entire $27,217.05 remaining of the filing fee previously paid relating to the Current Unsold Securities is being carried over to offset against the $55,100.00 registration fee due for this offering. The balance of $27,882.95 has been paid with respect to this offering. The Registrant has terminated the offering of the Current Unsold Securities.